Exhibit 4.2

HUDBAY MINERALS INC. BY-LAW NUMBER 1 BY-LAW NO. 1 A by-law relating generally to the conduct of the affairs of HUDBAY MINERALS INC. CONTENTS Part One - Interpretation Part Two - Business of the Corporation Part Three - Directors Part Four - Meetings of Directors Part Five - Committees Part Six - Officers Part Seven - Protection of Directors, Officers and Others Part Eight - Shares Part Nine - Dividends and Rights Part Ten - Meetings of Shareholders Part Eleven - Notices Part Twelve - Effective Date BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of HudBay Minerals Inc. (hereinafter called the “Corporation”) as follows: PART ONE INTERPRETATION 1.01 Definitions In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

- 2 - - “Act” means the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor: - “board” means the board of directors of the Corporation; - “by-laws” means any by-law of the Corporation from time to time in force and effect; - “meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; - “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada); - “recorded address” means in the case of a shareholder, his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation; - “signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant thereto; - “special meeting of shareholders” includes a meeting of any class or classes of shareholders, and means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders: - all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act; - words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, partnerships, syndicates, trusts and any number or aggregate of persons; and - the headings used in the by-laws are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions thereof, or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions. PART TWO BUSINESS OF THE CORPORATION 2.01 Registered Office Unless changed in accordance with the Act, the registered office of the Corporation shall be at the place within Canada from time to time specified in the articles and at such address therein as the directors may from time to time determine.

- 3 - 2.02 Corporate Seal The corporate seal of the Corporation shall be in such form as the directors may by resolution adopt from time to time. 2.03 Financial Year The first financial period of the Corporation and thereafter the fiscal year of the Corporation shall terminate on such date as the directors may by resolution determine. 2.04 Execution of Contracts, Etc. Subject to section 2.06, contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation, when only one person is elected or appointed as an officer and as the director of the Corporation, by that person and, when two or more persons are elected or appointed as an officer or as a director of the Corporation, by any one director or any one person holding the office of chairman or co-chairman of the board, managing director, president, chief executive officer, chief operating officer, chief financial officer, vice-president, general manager, secretary, treasurer, controller, assistant secretary, assistant treasurer or any other office the holder of which has been designated as a signing officer by the directors. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation, including, without limitation, any director of the Corporation, either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. The signature or signatures of any officer or director of the Corporation and of any officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation, and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, as authorized by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced, and shall be as valid to all intents and purposes as if they had been signed manually, and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation. The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors, although a document is not invalid merely because a corporate seal is not affixed thereto. The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

- 4 - 2.05 Banking Arrangements The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the directors. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the directors may from time to time prescribe or authorize. 2.06 Cheques, Drafts, Notes, Etc. All cheques, drafts or orders for the payment of money, and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not an officer or officers of the Corporation, and in such manner as the directors may from time to time designate by resolution. 2.07 Custody of Securities All securities (including certificates, warrants or other evidences of conversion privileges, options or rights to acquire securities) owned by the Corporation shall be lodged in the name of the Corporation with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors. All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship), and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected. 2.08 Voting Securities in Other Bodies Corporate The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the said signing officers executing or arranging for the same. In addition, the directors may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised. PART THREE DIRECTORS 3.01 Number of Directors Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. 3.02 Qualification Every director shall be an individual eighteen (18) or more years of age, and no one who is of unsound mind and has been so found by a court in Canada or elsewhere, or who has the status of a bankrupt shall be a director. Unless the articles otherwise provide, a director need not be a shareholder.

- 5 - At least twenty-five per cent of the directors of the Corporation must be resident Canadians. If at any time the Corporation has less than four directors, at least one director must be a resident Canadian. 3.03 Term of Office A director’s term of office (subject to the provisions, if any, of the Corporation’s articles, and subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting next following, or until his successor is elected or appointed. 3.04 Election and Removal Directors shall be elected by the shareholders in a meeting on a show of hands unless a poll is demanded, and if a poll is demanded, such election shall be by ballot. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of a meeting of shareholders at which directors are elected but, if qualified, are eligible for re-election. If a meeting of the shareholders of the Corporation fails to elect the number or the minimum number of directors required by the articles by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum. Subject to subsection 2 of section 109 of the Act, the shareholders of the Corporation may, by ordinary resolution at a special meeting, remove any director before the expiration of his term of office, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal, and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term. 3.05 Vacation of Office The office of a director shall ipso facto be vacated if: (a) he dies; (b) he is removed from office by the shareholders; (c) he becomes bankrupt; (d) he is found by a court in Canada or elsewhere to be of unsound mind; or (e) his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later. 3.06 Vacancies Subject to the Act, where a vacancy occurs in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from failure to elect the number or minimum number of directors required by the articles, and a quorum of directors remains in office, the directors then in office (even though twenty-five per cent of such directors are not resident Canadians) may appoint a person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the

- 6 - vacancy and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder. 3.07 Action by Directors Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation, and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner. 3.08 Canadian Directors Present at Meetings The directors shall not transact business at a meeting unless at least twenty-five per cent of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where: (a) a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility, the business transacted at the meeting; and (b) the required number of resident Canadian directors would have been present had that director been present at the meeting. 3.09 Duties Every director and officer of the Corporation in exercising his powers and discharging his duties shall: (a) act honestly and in good faith with a view to the best interest of the Corporation; and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. 3.10 Validity of Acts An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification. 3.11 Remuneration and Expenses Subject to any unanimous shareholder agreement, the remuneration to be paid to the directors shall be such as the directors shall from time to time determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director of a Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

- 7 - PART FOUR MEETINGS OF DIRECTORS 4.01 Calling of Meetings Meetings of the directors shall be held from time to time at such place as the chairman of the board (if any), the president or vice-president who is a director or any two directors may determine and the secretary shall, upon direction of any of the foregoing, convene a meeting of directors. 4.02 Place of Meeting Meetings of directors or of any committee of directors may be held at any place in or outside Canada. 4.03 Notice Notice of the time and place for the holding of any such meeting shall be delivered, mailed, or sent by telefacsimile or electronic mail or other electronic means capable of producing a written copy to each director not less than two days (exclusive of the day on which the notice is delivered, mailed, or sent by telefacsimile or electronic mail other electronic means capable of producing a written copy, but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all absent directors have waived notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or the notice thereof may be waived by any director in writing or by telefacsimile or electronic mail or other electronic means capable of producing a written copy addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. A notice of meeting of directors or of any committee of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to: (a) submit to the shareholders any question or matter requiring approval of the shareholders; (b) fill a vacancy among the directors or in the office of auditors of the Corporation; (c) issue securities of the Corporation; (d) declare dividends; (e) purchase, redeem or otherwise acquire shares of the Corporation; (f) pay a commission for the sale of shares; (g) approve a management proxy circular; (h) approve a takeover bid circular or directors’ circular; (i) approve any annual financial statements; or

- 8 - (j) adopt, amend or repeal by-laws. 4.04 Quorum Subject to section 3.08, the quorum for the transaction of business at any meeting of the directors shall consist of a majority of the directors then in office and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors. 4.05 First Meeting of the New Board For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders, or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present. 4.06 Adjournment Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place, and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting are announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. 4.07 Telephone Participation Where all directors have consented thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed to be present at that meeting. 4.08 Regular Meetings The directors may appoint a day or days in any month or months for regular meetings of the directors at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified. 4.09 Chairman The chairman of any meeting of the directors shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

- 9 - 4.10 Votes to Govern All questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his original vote shall not have a second or casting vote. 4.11 Resolution in Lieu of Meeting A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. 4.12 One Director Meeting If the Corporation has only one director, that director may constitute a meeting. PART FIVE COMMITTEES 5.01 Committees of Directors The directors may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. 5.02 Transaction of Business Subject to the provisions of section 4.07, the powers of such committee or committees of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada. 5.03 Advisory Bodies The directors may from time to time appoint advisory bodies as they may deem advisable. 5.04 Procedure Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

- 10 - PART SIX OFFICERS 6.01 Appointment of Officers The directors shall annually or as often as may be required appoint a president and a secretary, and if deemed advisable, may annually or as often as may be required appoint one or more vice-presidents, (to which title may be words added indicating seniority or function), a treasurer, and such other officers as the directors may determine, including one or more assistants to any one of the officers so appointed. Subject to sections 6.02 and 6.03, an officer may but need not be a director, and one person may hold more than one office. In case and whenever the same person holds the offices of secretary and treasurer, he may but need not be known as the secretary-treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. 6.02 Chairman of the Board The board may from time to time appoint a chairman of the board who shall be a director. If appointed, the directors may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the directors may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president. 6.03 Managing Director The directors may from time to time appoint from their number a managing director who is a resident Canadian, and may delegate to the managing director any of the powers of the directors subject to the Act. A managing director shall conform to all lawful orders given to him by the directors of the Corporation, and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. 6.04 President The president may be the chief executive officer of the Corporation, and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board and managing director, if any, and if the president is also a director of the Corporation, the president shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. 6.05 Vice-President The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as

- 11 - require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors. 6.06 Secretary The secretary shall give or cause to be given notices for all meetings of the directors and any committee of the directors and shareholders when directed to do so, and shall have charge of the minute books of the Corporation and, subject to the provisions of section 8.03 hereof, of the documents and registers required by the Act. He shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors, or as are incident to his office. 6.07 Treasurer Subject to the provisions of any resolution of the directors, the treasurer shall have the care and custody of all the funds and securities of the Corporation, and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare and maintain proper accounting records in compliance with the Act. He shall render to the directors whenever required an account of all his transactions as treasurer and of the financial position of the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. 6.08 Powers and Duties of Other Officers The powers and duties of all other officers shall be such as the terms of their engagement call for or as the directors or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs. 6.09 Duties of Officers May Be Delegated In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being. 6.10 Term of Office All officers in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause. Otherwise, each officer appointed by the directors shall hold office until his successor is appointed. 6.11 Variation of Powers and Duties The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. 6.12 Terms of Employment and Remuneration The terms of employment and remuneration of all officers appointed by the board, including the chairman of the board, if any, and the president shall be determined from time to time by

- 12 - resolution of the board. The fact that any officer or employee is a director or shareholder shall not disqualify him from receiving such remuneration as may be determined. 6.13 Conflict of Interest An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 7.04. 6.14 Fidelity Bonds The directors may require such officers, employees and agents of the Corporation as the directors deem advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the directors may from time to time determine, provided that no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided. 6.15 Vacancies If the office of chairman, managing director, president, vice-president, secretary, treasurer, or any other office created by the directors pursuant to section 6.08 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the president or the secretary and may in the case of any other officer appoint an officer to fill such vacancy. 6.16 Other Officers The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs. PART SEVEN PROTECTION OF DIRECTORS AND OFFICERS 7.01 Limitation of Liability No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or in relation thereto, unless the same shall happen by or through his failure to exercise his powers and to discharge his duties honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that

- 13 - nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act and regulations made thereunder, or relieve him from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. 7.02 Indemnity Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with the Corporation or other entity, if: (a) the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. 7.03 Insurance Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate at the Corporation’s request. 7.04 Conflict of Interest A director or officer who is a party to, or who is a director or officer of or has a material interest in any material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the directors or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the directors or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act. 7.05 Submission of Contracts or Transactions to Shareholders for Approval The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the

- 14 - shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation. PART EIGHT SHARES 8.01 Allotment Subject to the Act, the articles of the Corporation and any unanimous shareholder agreement, the directors may from time to time allot, or grant options to purchase, the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the directors may determine, provided that no share shall be issued until it is fully paid as provided by the Act. 8.02 Commissions The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares. 8.03 Transfer Agents and Registrars The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The directors may at any time terminate any such appointment. 8.04 Share Certificates Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferrable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate shall be in such form as the directors shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04; it need not be under the corporate seal. The signature of one of the signing officers may be printed or mechanically reproduced in facsimile upon share certificates; the other officer must sign manually. Every such facsimile signature shall for all purposes be deemed to be a signature binding upon the Corporation. Unless the directors otherwise determine, certificates representing shares in respect of which a transfer agent or registrar, as the case may be, has been appointed shall not be valid unless countersigned manually by or on behalf of such transfer agent or registrar. In the case of share certificates which are not valid unless countersigned manually by or on behalf of a transfer agent or registrar, the signature of both signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be a signature binding upon the Corporation. Notwithstanding any change in the persons holding office between the time of signing and the issuance of any certificate, and notwithstanding that a person may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

- 15 - 8.05 Registration of Transfer Subject to the Act, a transfer of shares shall not be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon, or delivered therewith, duly executed by the registered holder or by his attorney, fiduciary or agent duly appointed, together with such reasonable assurance that the endorsement is genuine and effective as the directors may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the directors, upon compliance with such restrictions on transfer as are authorized by the articles, and upon satisfaction of any lien referred to in section 8.10. 8.06 Non-Recognition of Trusts Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share. 8.07 Joint Shareholders If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share. 8.08 Deceased Shareholders In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make dividends or other payments in respect thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents. 8.09 Replacement of Share Certificates The directors or any officer or agent designated by the directors may in their or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case. 8.10 Lien for Indebtedness If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

- 16 - PART NINE DIVIDENDS AND RIGHTS 9.01 Dividends Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. 9.02 Dividend Cheques A dividend payable in money shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. 9.03 Non-Receipt of Cheques In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case. 9.04 Record Date for Dividends and Rights The directors may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment for such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date by newspaper advertisement in the manner provided in the Act unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors. 9.05 Unclaimed Dividends Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

- 17 - PART TEN MEETINGS OF SHAREHOLDERS 10.01 Annual Meetings The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the directors, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting. 10.02 Special Meetings The directors, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time. 10.03 Place of Meetings Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the directors shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada. 10.04 Notice of Meetings Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Part Eleven not less than 21 nor more than 60 days before the date of the meeting to each director, to the auditors and to each shareholder who at the close of business on the record date is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and the auditors’ report, election of directors and reappointment of incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. 10.05 List of Shareholders Entitled to Notice For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is kept and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

- 18 - 10.06 Record Date for Notice The directors may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held. 10.07 Meetings without Notice A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, provided that such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place. 10.08 Chairman, Secretary and Scrutineers The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting. 10.09 Persons Entitled to be Present The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. 10.10 Quorum A quorum for the transaction of business at any meeting of shareholders shall be 2 persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or proxyholder for an absent shareholder so entitled, holding or representing in the aggregate not less than 10% of the issued shares of the Corporation enjoying voting rights at such meeting.

- 19 - 10.11 Right to Vote Subject to the provisions of the Act as to representatives of any other body corporate which is a shareholder of the Corporation and to section 10.12, every person named in the list referred to in section 10.05 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date, or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such excepted case, the transferee shall be entitled to vote the transferred shares at such meeting. 10.12 Proxyholders and Representatives Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder. A proxy shall be in written or printed format or a format generated by telephonic or electronic means and becomes a proxy when completed and signed in writing or by electronic signature by the shareholder or his attorney authorized by a document that is signed in writing or by electronic signature or, if the shareholder is a body corporate, by an officer or attorney thereof, duly authorized. If a proxy or document authorizing an attorney is signed by electronic signature, the means of electronic signature shall permit a reliable determination that the proxy or document was created or communicated by or on behalf of the shareholder or attorney, as the case may be. 10.13 Time for Deposit of Proxies The directors may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting. 10.14 Joint Shareholders If two or more persons hold shares jointly, any of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

- 20 - 10.15 Votes to Govern At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hand or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote. 10.16 Show of Hands Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as provided in section 10.17. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. For the purpose of this section, if at any meeting the Corporation has made available to shareholders the means to vote electronically, any vote made electronically shall be included in tallying any votes by show of hands. 10.17 Ballots On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question. 10.18 Adjournment The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting. 10.19 Resolution in Writing A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

- 21 - PART ELEVEN NOTICES 11.01 Method of Giving Notices Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the directors shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or electronic mail or other electronic means capable of producing a written copy. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid: a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box: and a notice so sent by any means of transmitted or recorded communication or electronic mail or other means of communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the directors in accordance with any information believed by him to be reliable. 11.02 Notice to Joint Shareholders If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them. 11.03 Computation of Time In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included. 11.04 Undelivered Notices If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address. 11.05 Omissions and Errors The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon. 11.06 Persons Entitled by Death or Operation of Law Every person who, by operation of law, transfer, death of shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share

- 22 - which shall have been duly given to the shareholder through whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act. 11.07 Waiver of Notice Any shareholder, proxyholder, representative, director, officer, auditor, member of a committee of the board or other person entitled to attend a meeting of shareholders may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or to the shareholder whom the proxyholder or representative represents under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event for which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner. PART TWELVE EFFECTIVE DATE 12.01 Effective Date This by-law shall come into force when made by the directors in accordance with the Act. [This by-law shall come into force when approved by the directors and subject to shareholders’ and regulatory approval for the filing of articles of continuance and issuance of the Certificate of Continuance.] [Effective as of the 25th day of October, 2005. WITNESS the seal of the Corporation. Peter R. Jones Brian D. Gordon President & CEO — Peter R. Jones Vice-President & General Counsel — Brian D. Gordon The foregoing by-law was approved by a written resolution of the directors dated the 25th day of May, 2005 pursuant to the Business Corporations Act (Ontario), subject to obtaining shareholder and regulatory approval for the filing of the articles of continuance under the Canada Business Corporations Act, with the by-law to be effective upon continuance of the Corporation pursuant to the federal laws of Canada. ***** The foregoing by-law was confirmed at an annual and special shareholders’ meeting held on the 23rd day of June, 2005 at which a quorum of shareholders entitled to vote was present in person or by proxy pursuant to the Business Corporations Act (Ontario), subject to regulatory approval for the filing

- 23 - of articles of continuance, with the by-law to be effective upon the continuance of the Corporation pursuant to the federal laws of Canada. DATED as of the 25th day of October, 2005. Chairman Secretary

BY-LAW NO. 1A A By-law amending By-Law No. 1 of HUDBAY MINERALS INC. (the "Corporation") BE AND IT IS HEREBY ENACTED as an Amendment to Part 8 of By-Law No. 1 of the Corporation that the following be added as Section 8.01A thereto: 8.01A Shareholder Approval. The Corporation shall not, without the approval of the shareholders of the Corporation by ordinary resolution, issue its common shares (or any securities that are convertible or exchangeable into common shares) as full or partial consideration for any acquisition of property (which may include securities or assets) if the aggregate number of common shares that would be issued in connection therewith would exceed 25% of the number of common shares of the Corporation that are outstanding on the date on which a definitive agreement in respect of the acquisition is entered into, calculated on a non-diluted basis; provided that, for greater certainty, this Section 8.01A shall not be applicable in connection with any issuance of common shares (or securities that are convertible or exchangeable into common shares) in connection with a prospectus offering or private placement for cash consideration. This Section 8.01A may not be amended, nor may a new by-law inconsistent with this Section 8.01A become effective, without the approval of such amendment or new by-law by the shareholders of the Corporation by ordinary resolution. DATED this 19th day of June, 2009. Chief Executive Officer Senior Vice President and General Counsel The foregoing by-law was approved by the directors of the Corporation on May 15, 2009, subject to obtaining shareholder approval. ****** The foregoing by-law amendment was confirmed at an annual and special shareholders' meeting held on June 19, 2009 at which a quorum of shareholders entitled to vote was present in person or by proxy pursuant to the Canada Business Corporations Act.. DATED the 19th day of June, 2009. Chairman Secretary